UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cano Health, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Cano Health Highlights Long-Term Value Creation Strategy in New Investor Presentation

Draws a sharp contrast between the Board and management’s clear long-term stockholder value creation plan and the former directors’ short-term, self-interested agenda

Urges stockholders to vote on the WHITE proxy card “FOR” re-election of the Company’s directors and the proposed reverse stock split

MIAMI, May 31, 2023 – Cano Health, Inc. (“Cano Health” or the “Company”), a leading value-based primary care provider and population health company, today announced that it has published an investor presentation to its investor relations website in connection with its upcoming Annual Stockholders’ Meeting (the “Annual Meeting”), scheduled for June 15, 2023. The presentation is also being filed with the U.S. Securities and Exchange Commission.

Highlights of the presentation include:

Cano Health’s Strong Foundation and Opportunity for Long-Term Value Creation

Cano Health is transforming healthcare by delivering better outcomes at lower cost for patients, who are predominantly from underserved populations. As the Company continues to advance this mission, it expects to capture a significant share of a $1.7 trillion total addressable market for value-based healthcare services. Cano Health is well positioned to capitalize on this opportunity through its highly differentiated Medicare Advantage-focused business model, including:

•	Established scale with a growing membership base that currently stands at approximately 390,000 across 9 states and Puerto Rico;

•	Leading clinical outcomes, with 25% fewer hospital admissions[1], 69% fewer ER visits[2], and a 60% lower mortality rate[3] relative to 2021 Medicare fee-for-service benchmarks[4]; and

•	5 consecutive quarters of positive Adjusted EBITDA.

Cano Health’s Clear Path to Sustainable Profitability

Cano Health believes that it is meaningfully undervalued relative to peers based on its Medicare membership base, recent earnings performance of core operations, and cash burn per net new member5. The Company’s Board and management are taking immediate and decisive action to realize the full potential of the platform and close the gap between intrinsic value and current market value.

This plan consists of sharpening the Company’s focus on Medicare Advantage including conducting a process to divest non-core assets; unlocking embedded medical center profitability; streamlining operations; strengthening cash flows; and optimizing Cano Health’s management team and governance. Cano Health is confident in its ability to achieve this plan for the following reasons:

•	The Company continues to benefit from a growing and highly profitable Florida market with a path to unlock tremendous embedded value in high-growth, non-Florida markets.

[1]	Based on Cano Health’s average hospital admissions per thousand MA medical center and affiliate model members in 2021, compared to the 2021 Medicare FFS Benchmark.
[2]	Based on Cano Health’s average ER visits per thousand MA medical center and affiliate model members in 2021, compared to the 2021 Medicare FFS Benchmark.
[3]	Based on Cano Health’s MA medical center member mortality rate per thousand MA members in 2021, as compared to the 2021 Medicare FFS Benchmark.
[4]

2021 Medicare Fee-for-Service (FFS) Benchmarks were based on Avalere Health’s analysis of Medicare FFS claims data for calendar year 2021 accessed through a Research Data Use Agreement with the Centers for Medicare and Medicaid Services (CMS). The benchmarks are weighted to mirror Cano Health’s mix of Non-Dual/Dual Medicare Advantage members.

[5]	Cash burn per net new member calculated as 2022 net cash used in operating activities, PP&E, and M&A spend, divided by total net new member growth in 2022, respectively.

•

A vintage analysis of Cano Health’s 60 de novo medical centers demonstrates a significant inflection point in average member growth and profitability between years one and three of those centers’ openings, as well as average Adjusted EBITDA[6] profitability of approximately $4 million by Year 4. We believe that the maturation of de novo and existing medical centers presents a significant Adjusted EBITDA opportunity over time.

•

The appointment of Mark Kent as Chief Strategy Officer has already enabled the Company to consolidate functions and increase internal cooperation amongst essential areas. Further, the Company recently appointed Frederick Green as its Interim Chief Legal Officer to work with the Board and the Company’s management team to implement and maintain best-in-class corporate governance practices, support execution of the stockholder value creation strategy, and identify a permanent successor for his position.

Cano Health’s Highly Qualified and Independent Board

The Company’s current Board has the right mix of skills and experience to oversee the Company’s action plan, strengthen governance practices, and create value for all stockholders:

•

The two independent directors standing for re-election, Dr. Alan Muney and Kim Rivera, bring to the Board significant healthcare experience and demonstrated track records of driving stockholder value. For example:

•	While Dr. Muney served as Chief Medical Officer at Oxford Health Plans and Cigna, both companies outperformed the S&P 500 by 224% and 189%, respectively.[7]

•

During Ms. Rivera’s tenure as Chief Legal Officer at DaVita and HP, both companies outperformed the S&P 500 by 53% and 76%, respectively, and Thomson Reuters has outperformed the S&P 500 by 57%[8] during her time on the Board of Directors.

•

Over the past several months, the Board has implemented necessary and ongoing governance improvements, including the recent separation of the Chairman and CEO positions as well as a review and enhancement of certain company policies and procedures.

[6]	Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” above.
[7]	Oxford was acquired by United Healthcare in 2004, and Dr. Muney stayed on as Chief Medical Officer of the Northeast region until 2008.
[8]	As of May 23, 2023.

The Former Directors’ Self-Interested, Disruptive, and Misleading Campaign

Rather than work constructively with the Board to realize the full potential of the business, the former directors resigned to launch a highly disruptive campaign intended to further their own short-term interests. They have expressed no plan for long-term value creation and their interests are not aligned with those of all stockholders:

•

The former directors have publicly stated their singular objective is to dismantle Cano Health’s platform and sell it for parts—it is difficult to see how public agitation to sell an attractively positioned company while its stock price is undervalued would be in the best interests of all stockholders.

•

Throughout their campaign, they have intentionally distorted the facts, spread false and misleading claims, and selectively criticized past decisions that they themselves architected, advocated, and approved—including authoring public company by-laws they now claim not to be stockholder friendly, and championing multiple acquisitions within weeks of most of the current directors first joining the Board.

Cano Health is at a pivotal moment in its trajectory. Now is not the time to disrupt the

Board and management’s value creation plan.

Cano Health urges stockholders to vote on the WHITE proxy card “FOR” re-election of the Company’s two highly qualified, independent directors and the proposed reverse stock split.

Your vote is important,

please vote your shares today by telephone or internet.

If you have any questions or need assistance with

voting your WHITE proxy card please call

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500 Or TOLL-FREE (800) 322-2885

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 390,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation, (i) our belief that we have a strong foundation for value creation, a clear path for sustainable profitability and an experienced and Independent Board committed to taking necessary action, as well as a clear strategy to drive value creation for all stockholders and our expected benefits from implementing our business strategies and plans, such as improving our cost structure, improving our operating cash flow, simplifying and optimizing our business model, optimizing our management and governance, improving and accelerating our earnings trajectory, achieving long-term sustainable growth and profitability, and building long-term value; (ii) based on the historic performance of our more established medical centers, our plans to unlock substantial embedded profitability as our medical centers continue to mature; (iii) our belief that with a track record of industry-leading clinical outcomes and patient engagement, we are uniquely positioned to capture additional share of a compelling market opportunity and help patients live longer and healthier lives; (iv) our plans to accelerate our path to positive free cash flow to reduce long-term debt and leverage ratios, as part of our long-term capital management strategy; (v) our plans to pursue the divestiture of certain non-core assets to strengthen our focus on our high-performing Medicare Advantage business; (vi) our financial guidance for 2023; (vii) our plans to implement the reverse stock split; (viii) our belief that we have sufficient total liquidity and are well positioned to fund our strategic plan; (ix) our belief that Cano Health is uniquely positioned to capture share of a $1.7 trillion total addressable market; (x) our belief that we are meaningfully undervalued and poised to accelerate results in coming quarters to close the gap between our intrinsic value versus market value; and (xi) our belief that the maturation of our de novo and existing medical centers presents a significant Adjusted EBITDA opportunity over time. These forward-looking statements are based on information available to us at the time of this release and our current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. It is uncertain whether any of the events anticipated by our forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in our forward-looking statements include, among others, changes in market or industry conditions, changes in the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or expect to file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at https://www.investors.canohealth.com), as well as reasons including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) improve our cost structure, improve our operating cash flow, simplify and optimize our business model, optimize our management and governance, improve and accelerate our earnings trajectory, achieve long-term sustainable growth and profitability, build long-term value and/or achieve our revenue and/or Adjusted EBITDA targets and/or long-term margin target, such as due to higher interest rates, higher than expected costs and/or greater than anticipated competitive factors; (ii) unlock substantial embedded profitability from our medical centers, such as due to lower than expected patient utilization rates and/or higher than expected operating costs; (iii) capture additional market share, such as due to higher than expected competition for our patients services; (iv) achieve free cash flow and/or reduce our long-term debt and leverage ratios, whether due to unexpected demands on our cash resources and/or lower than expected revenues; (v) evaluate and/or consummate any asset dispositions, such as due to tightness in the credit markets and/or M&A markets; (vi) achieve our financial guidance for 2023, such as due to a broad recessionary economic environment or less than anticipated utilization of our medical centers; (vii) our delays or other developments that may result in our not consummating the reverse stock split; (viii) less than anticipated liquidity; (ix) capture more share of the addressable market, such as due to greater than anticipated levels of competition or regulatory burdens; (x) accelerate our results and deliver stockholder value, such as due to management distraction caused by the dissident directors; and/or (xi) derive the Adjusted EBITDA opportunities from our de novo medical centers, such as due to lower than expected patient utilization and/or higher than expected medical costs or other overhead costs. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our risk factor disclosure included in our filings with the SEC, including, without limitation, our 2022 Form 10-K. Investors should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this release. Additionally, the business and financial materials and any other statement or disclosure on or made available through our websites or other websites referenced herein shall not be incorporated by reference into this release.

Non-GAAP Financial Measures

This release uses certain non-GAAP measures such as Adjusted EBITDA, whose most directly comparable GAAP measure is net loss. These non-GAAP measures are not substitutes for their most directly comparable GAAP measures. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. The inclusion of such financial information in this release or any related discussion should not be regarded as a representation or warranty by the Company or any of its representatives as to the accuracy or completeness of such information’s portrayal of the Company’s financial condition or results of operations and should not be relied upon in the absence of reviewing the Company’s GAAP results, such as those presented in its Form 10-Ks and Form 10-Qs. The principal limitation of these non-GAAP financial measures is that they exclude certain expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income are excluded or included in determining these non-GAAP financial measures. We believe that these non-GAAP measures provide useful supplemental information in evaluating the performance of our business and provide greater understanding with respect to the results of our operations. We also believe that these non-GAAP financial measures facilitate company-to-company operating performance comparisons by backing out interest expense, taxes, amortization, depreciation, certain non-recurring charges unrelated to operating performance and certain other adjustments. The Company’s management uses the non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company’s management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool, when used in combination with GAAP measures, for our management and investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Management believes that the non-GAAP financial measures provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company’s underlying operating performance. Additionally, management believes that providing the non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Accordingly, the Company believes that the presentation of the non-GAAP measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. The non-GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. These non-GAAP financial measures should be read in conjunction with the Company’s financial statements and related footnotes filed with the SEC. Pursuant to the applicable exemption under Regulation G and Item 10(e)(1)(i)(B) of the SEC’s Regulation S-K, we have not reconciled our expectations as to Adjusted EBITDA for future periods to net loss, its most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward-looking GAAP net loss. You should review our financial statements filed with the SEC, and not rely on any single financial measure to evaluate our business.

Important Additional Information and Where to Find It

Cano Health, Inc. has filed a definitive proxy (the “Definitive Proxy Statement”) statement containing a form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.canohealth.com) or by contacting Mackenzie Partners, Inc. by phone at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Dr. Marlow Hernandez, Dr. Richard Aguilar, Angel Morales and Solomon D. Trujillo, own in excess of 1% of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s Definitive Proxy Statement, filed with the SEC on May 19, 2023. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Definitive Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Media Contact

Kekst CNC

Anntal Silver / Nick Capuano

anntal.silver@kekstcnc.com / nicholas.capuano@kekstcnc.com

Investor Contact

Cano Health IR

investors@canohealth.com

9